THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF UNTIL OCTOBER 21, 1996. THEREAFTER THEY MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM BASED ON AN OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                                USA FINANCE, INC.

                          COMMON STOCK PURCHASE WARRANT

                                                            Wayne, Pennsylvania
                                                                August 20, 1996

     USA Finance, Inc. (the "Company"), a Delaware corporation, for value received, hereby certifies that Odyssey Capital Group, L.P. ("Odyssey"), or registered assigns, is entitled to purchase from the Company, prior to the expiration as provided in Section 16 hereof, 7,500 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company at the purchase price per share of $4.00, subject to adjustment pursuant to Section 2 (the "Exercise Price") and, further, subject to the terms, conditions and adjustments set forth below in this Warrant.

     This Warrant is being issued by the Company in connection with Odyssey's purchase of a $250,000 Note pursuant to the Securities Purchase Agreement dated as of June 21, 1996 by and between the Company and Odyssey (the "Purchase Agreement"), the terms of which are incorporated herein by reference. Certain capitalized terms used in this Warrant are defined in Section 11.

     1.   Exercise of Warrant.

          1.1 Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any business day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription substantially in the form attached to this warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.5, in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such subscription by (b) the Exercise Price.

          1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

          1.3 Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 5, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

               (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the business day next preceding the date of such exercise, and

               (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder to be exercised as provided in Section 1.1.

          1.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration, pursuant to the Purchase Agreement, of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.5 Net Issuance Payment by Surrender of Shares Otherwise Issuable. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by
Section 1.1 such number of the shares of Common Stock valued at the Current Market Price otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the payment required by Section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

     2.   Protection Against Dilution.

          The Exercise Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:

          2.1 Stock Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

               (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (ii) the denominator of which shall be that total number of outstanding shares of Common Stock of the Company immediately after such event.

          2.2 Issuance of Additional Shares of Common Stock. In case after the date hereof the Company shall issue any Additional Shares of Common Stock for a consideration less than the then effective Exercise Price, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction:

               (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective Exercise Price, and

               (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

          The provisions of this subparagraph shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend, distribution or subdivision, for which an adjustment is provided for under Section 2.1 above. No adjustment of the Exercise Price shall be made under this Section 2.2 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 2.3 or was not required pursuant to Section 2.3.

          2.3 Issuance of Warrants or Other Rights, Convertible Securities. In case, after the date hereof, the Company shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Exercise Price as of the date of issuance of such warrants, rights or Convertible Securities, then the Exercise Price shall be adjusted as provided in Section 2.2 above on the basis that:

               (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of actual issuance of such warrants, other rights or Convertible Securities, and

               (b) the aggregate consideration of such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

          No adjustment of the Exercise Price shall be made under this
Section 2.3 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or was not required pursuant to this
Section 2.3.

          2.4 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 2:

               (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common

Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting thereof, or otherwise in connection with the issuance thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

               (b) Readjustment of Exercise Price. Upon expiration of the right of conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 2 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Exercise Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Company (computed in accordance with Section 2.4(a)) shall be deemed to have been received by the Company.

          2.5 Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 2.1(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 2.3) payable otherwise than out of earnings or surplus, the Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock or, as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend, or if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Exercise Price shall be made in the event that any dividend referred to in this Section 2.5 shall be lawfully abandoned.

          2.6 Adjustment of Number of Shares Purchasable. Upon each adjustment of the Exercise Price pursuant to this Section 2, the number of shares of Common Stock purchasable hereunder shall be adjusted to equal the result obtained by dividing the aggregate Exercise Price of this Warrant prior to the adjustment by the per share Exercise Price in effect immediately following such adjustment.

          2.7 Minimum Adjustment. Except as hereinafter provided, no adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change of the Exercise Price then in effect of less than $.10. Any adjustment of less than $.10 shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to $.10 or more of the Exercise Price then in effect. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

          2.8 Officers' Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 2, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted Exercise Price and adjusted number of Shares of Common Stock issuable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder of a Warrant.

     3. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issuance shall be treated as an issuance of Common Stock covered by the provisions of Section 2.1.

     4.   Notices of Corporate Action.

          4.1 In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          4.2 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person, or

          4.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall promptly mail to each holder of a Warrant a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

     5.   Restrictions on Transfer.

          5.1 Restrictive Legends. Except as otherwise permitted by this Section 5, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE WARRANT REPRESENTED BY THIS CERTIFICATE (AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH WARRANT (AND OF SUCH SHARES OF COMMON STOCK OR OTHER SECURITIES) IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND REGULATIONS AND CERTAIN RESTRICTIONS AND CONDITIONS CONTAINED IN A CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 21, 1996."

Except as otherwise permitted by this Section 5, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SHARES IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND

     REGULATIONS AND CERTAIN RESTRICTIONS AND CONDITIONS CONTAINED IN A CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 21, 1996. A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     6.   Availability of Information.

          The Company is not currently required to file reports under Section 13 or 15(d) of the Exchange Act. Upon being required to do so, it shall timely file the reports required to be filed by it under the securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 6.

     7.   Reservation of Stock, etc.

          The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

     8.   Transfer and Exchange of Warrants.

          Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     9.   Replacement of Warrants.

          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    10.   Registration Rights.

          The Purchaser or any assignee of this Warrant shall be entitled to all rights and benefits regarding the registration of the shares of Common Stock issuable upon exercise of this Warrant, as set forth in the Registration Rights Agreement between the Company and Odyssey dated June 21, 1996.

    11.   Definitions.

          As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Additional Shares of Common Stock" All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

               (a) shares issued upon the exercise of the Warrant,

               (b) shares (subject to equitable adjustment in the event of any combination, reclassification, stock split, dividend or recapitalization of the Company) issued upon the exercise of options granted and currently outstanding under the Company's stock option plans as in effect on the date hereof and all warrants and Convertible Securities outstanding on the date hereof, as set forth in Exhibit A hereto,

               (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) and (b) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of this Warrant, and

               (d) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) or (b) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

          "Commission" The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Convertible Securities" Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          "Current Market Price" On any date specified herein, the average daily Market Price during the period of the most recent 10 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "Exchange Act" The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Market Price" On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b)if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the value as determined in any reasonable manner by the Board of Directors of the Company.

          "NASD" The National Association of Securities Dealers, Inc.

          "Other Securities" Any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 3 or otherwise.

          "Purchase Agreement" The Securities Purchase Agreement, dated as of June 21, 1996, by and between the Company and Odyssey Capital Group, L.P.

          "Securities Act" The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          12. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          13. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          14. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) of to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Executive Officer at its principal office, provided that the exercise of any Warrant shall be effective in the manner provided in Section 1.

          15. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          16. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., Philadelphia time, on August 19, 2001.

          17. Description Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          18. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          19. Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Company with respect to this Warrant may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania or of the United States of America for the Eastern District of Pennsylvania and, by execution and delivery of this Agreement, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and
(b) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 14, and service so made shall be deemed completed on the third business day after such service is deposited in the mail or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any holder of any Warrant to bring proceedings against the Company in the courts of any other jurisdiction. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                                           USA FINANCE, INC.


                                           By:__________________________________

                                           Print Name:__________________________

                                           Title:_______________________________

                                  SUBSCRIPTION


USA FINANCE, INC.


          THE UNDERSIGNED, __________________________ , pursuant to the provisions of the within Warrant, hereby elects to purchase ________ shares of Common Stock of USA Finance, Inc. covered by the within Warrant.



                                           _____________________________________

                                           By:__________________________________

Dated:______________________________       Print Name:__________________________

                                   ASSIGNMENT


          FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto ________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ____________, attorney, to transfer the said Warrant on the books of the within named Company.

                                           _____________________________________

                                           By:__________________________________

Dated:______________________________       Print Name:__________________________


                               PARTIAL ASSIGNMENT


          FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto that ________ portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase __________ shares of Common Stock of __________________, irrevocably constitute and appoint _____________, attorney, to transfer that part of the said Warrant on the books of the within named Company.


                                           _____________________________________

                                           By:__________________________________

Dated:______________________________       Print Name:__________________________